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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 22, 2002, except for Note 2 as to which the date is July 15, 2002, relating to the financial statements of the Distribution and Fulfillment Services Group of Alliance Entertainment Corp. as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Miami, Florida
July 22, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS